Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN FOURTH QUARTER AND ANNUAL EARNINGS

Aiken, South Carolina (February 3, 2020) - Security Federal Corporation (“Company”) (OTCBB:SFDL), the holding company for Security Federal Bank (“Bank”), today announced earnings results for the quarter and year ended December 31, 2019.

Net income for the fourth quarter was $1.6 million, or $0.52 per diluted share, compared to $1.5 million, or $0.50 per diluted share, for the fourth quarter of 2018. For the year ended December 31, 2019, net income was $7.8 million, or $2.50 per diluted share, compared to $7.2 million, or $2.32 per diluted share, in 2018. The $587,000 or 8.1% increase in earnings was primarily the result of increases in net interest income and non-interest income combined with a decrease in the provision for loan losses during 2019.

Fourth Quarter Financial Highlights
•	Net income of $1.6 million, an increase of $52,000 or 3.4%
•	Average interest earning assets grew $63.8 million to $909 million at December 31, 2019
•	Total interest income increased $371,000, or 4.2%, to $9.1 million
•	Total non-interest income increased $189,000 or 10.4% to $2.0 million

	Quarter Ended
(Dollars in Thousands, except for Earnings per Share)	12/31/2019	12/31/2018
Total interest income	$9,134	$8,763
Total interest expense	2,237	1,565
Net interest income	6,897	7,198
Provision for loan losses	200	775
Net interest income after provision for loan losses	6,697	6,423
Non-interest income	2,000	1,811
Non-interest expense	6,896	6,413
Income before income taxes	1,801	1,821
Provision for income taxes	199	271
Net income	$1,602	$1,550
Earnings per common share (basic)	$0.54	$0.52
Earnings per common share (diluted)	$0.52	$0.50

Annual Comparative Financial Highlights

•	Net income of $7.8 million was highest annual earnings in Company history
•	Net interest income increased $1.0 million, or 3.6%, to $28.6 million
•	Interest income increased $3.9 million, or 11.7%, to $36.9 million, while interest expense increased $2.9 million, or 52.5%, to $8.3 million
•	Increased quarterly dividend payment to $0.10 per share
•	The Bank opened its 17th full service branch, located in Augusta, Georgia

	Year Ended
(Dollars in Thousands, except for Earnings per Share)	12/31/2019	12/31/2018
Total interest income	$36,934	$33,072
Total interest expense	8,311	5,449
Net interest income	28,623	27,623
Provision for loan losses	375	925
Net interest income after provision for loan losses	28,248	26,698
Non-interest income	9,097	7,669
Non-interest expense	27,871	25,590
Income before income taxes	9,474	8,777
Provision for income taxes	1,680	1,570
Net income	$7,794	$7,207
Earnings per common share (basic)	$2.64	$2.44
Earnings per common share (diluted)	$2.50	$2.32

Year to date non-interest income increased $1.4 million, or 18.6%, to $9.1 million for the year ended December 31, 2019 primarily due to an increase in gain on sale of investment securities and loans. Non-interest expense increased $2.3 million, or 8.9%, to $27.9 million during 2019. The most significant increases were in salaries and employee benefits expense, depreciation and maintenance of equipment, and the cost of operation of OREO.

Credit Quality Highlights

•	Provision for loan losses was $200,000 during the fourth quarter of 2019 compared to $775,000 for the same quarter last year
•	Non-performing assets improved to $4.1 million at December 31, 2019 from $7.8 million at December 31, 2018
•	Allowance for loan losses as a percentage of gross loans was 2.0% at December 31, 2019 compared to 2.1% at December 31, 2018

	Quarter Ended		Year Ended
(Dollars in thousands)	12/31/2019	12/31/2018	12/31/2019	12/31/2018
Provision for loan losses	$200	$775	$375	$925
Net charge-offs (recoveries)	$(267)	$207	$321	$(26)

At Period End (dollars in thousands):	12/31/2019	12/31/2018
Non-performing assets	$4,114	$7,771
Non-performing assets to gross loans	0.9%	1.8%
Allowance for loan losses	$9,226	$9,172
Allowance to gross loans	2.0%	2.1%

Balance Sheet Highlights and Capital Management

•	Total assets of $963 million at December 31, 2019, an annual increase of $51 million, or 5.5%
•	Investment securities increased $24 million, or 5.9%, to $434 million at December 31, 2019
•	Net loans receivable increased $23 million, or 5.3%, to $453 million at December 31, 2019; most significant increase in commercial real estate loans
•	Total deposits increased $4 million to $771 million at December 31, 2019
•	Book value per share increased to $31.03 at December 31, 2019 from $27.25 at the end of 2018

Dollars in thousands (except per share amounts)	12/31/2019	12/31/2018
Total assets	$963,228	$912,614
Cash and cash equivalents	12,563	12,706
Total loans receivable, net	452,859	430,054
Investment & mortgage-backed securities	434,047	409,894
Deposits	771,407	767,497
Borrowings	90,917	58,310
Shareholders' equity	91,758	80,518
Book value per share	$31.03	$27.25
Total risk based capital ratio (1)	19.4%	17.5%
Common equity tier one ratio (1)	18.2%	16.2%
(1)- Ratio is calculated using Bank only information and not consolidated information

Security Federal now has 17 full service branches located in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener and West Columbia, South Carolina and Augusta and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Jessica Cummins, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.